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                                                                      Exhibit J4



            Consent of Independent Registered Public Accounting Firm



We hereby consent to the use in the Statement of Additional Information constituting part of the Registration Statement on Form N-1A (the "Registration Statement") of our report dated February 21, 2005, relating to the consolidated financial statements of NYLIFE LLC and Subsidiaries, which appear in such Statement of Additional Information of the Registration Statement.



/s/ PricewaterhouseCoopers LLP

New York, New York
February 25, 2005